SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Entera Bio Ltd.

(Exact Name of Registrant as Specified in Its Charter)

State of Israel (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Kiryat Hadassah Minrav Building – Fifth Floor

Jerusalem, Israel (Address of Principal Executive Offices)	9112002 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary shares, par value NIS 0.0000769 per share	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for .5 shares of ordinary shares at an exercise price of $11.25 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-221472 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

N/A

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” relating to the Registrant’s ordinary shares, par value NIS 0.0000769 per share (the “Ordinary Shares”) and the description under the heading “Description of Warrants” relating to the Registrant’s warrants to purchase Ordinary Shares (the “Warrants”) in the prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-221472) filed with the Securities and Exchange Commission on June 25, 2018, as amended (the “Registration Statement”), is incorporated by reference herein. In addition, the description that will be included under the headings “Description of Share Capital” and “Description of Warrants” relating to the Ordinary Shares and Warrants in the Registrant’s final prospectus relating to the Registration Statement to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be incorporated by reference herein.

Item 2:	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Entera Bio Ltd.

By:	/s/ Dr. Phillip Schwartz
	Name:	Dr. Phillip Schwartz
	Title:	Chief Executive Officer

Date: June 25, 2018